                                                                  EXHIBIT 4.3


                  AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

     This AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "Amendment") is made and entered into as of the 31st day of July, 1997 by and among Preferred Payment Systems, Inc., a Delaware corporation (including its successors by merger, acquisition, reorganization or otherwise, the "Company"), the investors named on Schedule A attached hereto (the "Investors") and the current shareholders and optionholders of the Company named on Schedule B attached hereto (the "Shareholders").

     WHEREAS, About Health, Inc., a Maryland corporation ("AHI"), Preferred Payment Systems, L.L.C., a Delaware limited liability company, Preferred Payment Systems, Inc., a Delaware corporation and the shareholders of AHI (the "AHI Shareholders") have entered into that certain Contribution Agreement, dated July 31, 1997; and

     WHEREAS, the Company, the Investors and the Shareholders desire to amend the Registration Rights Agreement, dated as of August 30, 1996 by and among the Company, the Investors and the Shareholders (the "Agreement"), as provided in the Contribution Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals, the parties hereby agree to amend the Agreement as follows:

     A. Section 2(c) of the Agreement is hereby modified by deleting it in its entirety and by adding the following in its place:

          "         (c)  With respect to a request for registration pursuant to this Section 2 other than a request as described in clause (b) above, the Company may include in each such requested registration any authorized but unissued shares of Common Stock (or authorized treasury shares) for sale by the Company and the Shareholders may include in each such requested registration shares of Common Stock held by such Shareholders; provided, however, that any such shares of Common Stock shall not be included to the extent that the managing underwriter of the offering (if the offering is underwritten) or the holders of a majority of the shares of Registrable Securities who requested the registration (if the offering is not underwritten), determine(s) in good faith that the inclusion of such shares will interfere with the successful marketing of the shares of Registrable Securities to be included in the registration. If a requested registration involves an underwritten public offering and the managing underwriter of such offering determines in good faith that the number of securities sought to be offered should be limited due to market conditions, then the number of securities to be included in such underwritten public offering shall be reduced to a number deemed satisfactory by such managing underwriter, provided that the shares to be excluded shall be determined in the following order of priority: (i) securities held by any other Persons (other than the Shareholders, the AHI Shareholders and holders of Registrable Securities) having a contractual, incidental "piggy back" right to include such securities in the registration statement, (ii) securities held by the Shareholders and the AHI Shareholders on a pro rata basis (based upon the aggregate number of Registrable Securities held by such holders), (iii) securities offered on behalf of the Company, (iv) Registrable Securities of holders who did not make the original request for registration and, if necessary, and (v) Registrable Securities of holders who requested such registration pursuant to Section 2. If there is a reduction of the number of Registrable Securities pursuant to clauses (iv) or (v), such reduction shall be made on a pro rata basis (based upon the aggregate number of Registrable Securities held by such holders)."

     B. Section 4 of the Agreement is hereby modified by deleting it in its entirety and by adding the following in its place:

          "    4.   Piggyback Registration.  If the Company at any time proposes to register any of its securities under the Securities Act (including, without limitation, pursuant to a demand of any stockholder of the Company exercising registration rights) for sale to the public (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public), each such time it will give written notice at the applicable address of record to each holder of Registrable Securities and to each Shareholder of its intention to do so. Upon the written request of any of such holders of the Registrable Securities and/or any such Shareholders, given within twenty (20) days after receipt by such Person of such notice, the Company will, subject to the limits contained in this Section 4, use its best efforts to cause all such Registrable Securities of said requesting holders and all such Common Stock of said requesting Shareholders to be registered under the Securities Act and qualified for sale under any state blue sky law, all to the extent required to permit such sale or other disposition of said Registrable

          Securities and Common Stock so registered; provided, however, that if the Company is advised in writing in good faith by any managing underwriter of the Company's securities being offered in a public offering pursuant to such registration statement that the amount to be sold by persons other than the Company (collectively, "Selling Stockholders") is greater than the amount which can be offered without adversely affecting the offering, the Company may reduce the amount offered for the accounts of Selling Stockholders (including such holders of shares of Registrable Securities) to a number deemed satisfactory by such managing underwriter; provided that the shares to be excluded shall be determined in the following order of priority:
          (i) securities held by any Persons not having any such contractual, incidental registration rights, (ii) securities held by any Persons not having contractual, incidental registration rights pursuant to an agreement which is not this Agreement or the Registration Rights Agreement dated as of July 31, 1997 by and among the Company and the AHI Shareholders, (iii) securities held by the Shareholders and the AHI Shareholders on a pro rata basis (based upon the aggregate number of Registrable Securities held by such holders), and (iv) the Registrable Securities sought to be included by the holders as determined on a pro rata basis (based upon the aggregate number of Registrable Securities held by such holders); provided further however, that in the event the holders Registrable Securities shall have received in the aggregate net proceeds of at least $30 million from the previous sale of Registrable Securities, then the securities sought to be included by the Shareholders and the Registrable Securities sought to be included by the holders shall be reduced on a pro rata basis notwithstanding clauses (iii) and (iv) above."

                            *          *          *

     IN WITNESS WHEREOF, this Amendment has been duly executed by the Company, the Investors and the Shareholders on the day and year first above written.

                         COMPANY:
                         -------

                         PREFERRED PAYMENT SYSTEMS, INC.


                         By:  ---------------------------------
                              Name:  Steven E. Nelson
                              Title: President

                         INVESTORS:
                         ---------

                         ADVENT NEW YORK L.P.

                         By:  TA Associates VI L.P., its General Partner

                         By:  TA Associates, Inc., its General Partner



                         By:  -------------------------------------------
                              Name:  Jonathan M. Goldstein
                              Title: Attorney-in-Fact


                         TA VENTURE INVESTORS LIMITED PARTNERSHIP



                         By:  -------------------------------------------
                              Name:  Jonathan M. Goldstein
                              Title: Attorney-in-Fact


                         ADVENT VII L.P.

                         By:  TA Associates VII L.P., its General Partner

                         By:  TA Associates, Inc., its General Partner



                         By:  -------------------------------------------
                              Name:  Jonathan M. Goldstein
                              Title: Attorney-in-Fact


                         ADVENT ATLANTIC AND PACIFIC III, L.P.

                         By:  TA Associates AAP III Partners, its General
                              Partner

                         By:  TA Associates, Inc.



                         By:  -------------------------------------------
                              Name:  Jonathan M. Goldstein
                              Title: Attorney-in-Fact

                         SHAREHOLDERS:
                         ------------


                         _______________________________
                         Steven E. Nelson


                         _______________________________
                         James T. Doody


                         _______________________________
                         Byron W. Smith


                         _______________________________
                         Craig Cunningham


                         _______________________________
                         Brent R. Anderson


                         _______________________________
                         Rosemary Weiner


                         _______________________________
                         Daniel Kenney


                         _______________________________
                         Thomas D. Bartlett


                         _______________________________
                         Daniel J. Marion


                         _______________________________
                         Donna J. Ambrosino


                         _______________________________
                         Joan C. Bottigliero


                         _______________________________
                         Donald A. Gieser


                         _______________________________
                         Zan W. Larsen

                         _______________________________
                         Patricia A. Loid


                         _______________________________
                         Kimberly S. Pritchett


                         _______________________________
                         Chad J. Charles


                         _______________________________
                         William Zaun


                         _______________________________
                         Janet Rancati


                         _______________________________
                         Claire Cortez


                         _______________________________
                         Tom Nolte


                         _______________________________
                         Mary Jane LaBelle


                         _______________________________
                         Brian Master


                         _______________________________
                         Debra Skinner

                                  SCHEDULE A
                                      to
                  Amendment to Registration Rights Agreement




             NAME                                     ADDRESS
             ----                                     -------
INVESTORS:
Advent New York L.P.                        c/o TA Associates, Inc.
Advent VII L.P.                             High Street Tower
Advent Atlantic and Pacific                 125 High Street
III, L.P.                                   Boston, MA  02110
TA Venture Investors Limited                Attn:  Jonathan M. Goldstein
Partnership
========================================================================



                                  SCHEDULE B
                                      to
                  Amendment to Registration Rights Agreement



SHAREHOLDERS:                            ADDRESS:


Steven E. Nelson                         27 Lakeside Lane
                                         Fox Lake, IL  60020

James Doody                              3308 Scottsdale
                                         Naperville, IL  60584

Byron Smith                              3579 Apple Mill Cove
                                         Salt Lake City, UT  64109

Craig Cunningham                         612 Steamboat
                                         Naperville, IL  60566

Brent Anderson                           11761 Brookmill Lane
                                         Sandy, UT  84092

Rosemary Weiner                          4 Slabtown Creek Road
                                         Blairstown, NJ  07825

Daniel Kenney                            427 Le Provence Circle
                                         Naperville, IL  60540

Daniel Marion                            1704 Frost Lane
                                         Naperville, IL  60564

Thomas Bartlett                          200 5th Avenue
                                         Naperville, IL  60540

Donna Ambrosino                          24 W 504 Bluff Court
                                         Naperville, IL  60540

Joan Bottigliero                         838 Mandrake
                                         Batavia, IL  60510

Donald Gieser                            435 Newport Drive
                                         Naperville, IL  60566

Zan Larsen                               775 West 1100 South
                                         Woods Cross, UT  84087

Pat Loid                                 24WO45 Cliff Court
                                         Naperville, IL  60566

Kim Pritchett                            2707 Gleneagles Court
                                         Naperville, IL  60566

Chad Charles                             989 Springdale Circle
                                         N. Salt Lake City, UT  84054

William Zaun                             261 Cameron Drive
                                         Ft. Lauderdale, FL  33326


Janet Rancati                                1728 Hemlock Farms
                                             Hawley, PA  18428

Claire Cortez                                1071 Georgian Place
                                             Bartlett, IL  60103

Tom Nolte                                    1155 S. Fairview
                                             Lombard, IL  60148

Mary Jane LaBelle                            3015 Benvenue Ave.
                                             Berkeley, CA  94705

Brian Master                                 ONO 25 Page Street
                                             Winfield, IL  60190

Debra Skinner                                2113 Prentis Dr. #K204
                                             Downers Grove, IL  60516
=========================================================================


OPTIONHOLDERS:                               ADDRESS:


Sonny Bloom                                  2412 Henslowe Drive
                                             Potomac, MD  20854

Don Greenberg                                21 Hollyberry Court
                                             Rockville, MD  20852

Timothy Smith                                2720 Jordan Road
                                             Orefield, PA  18069

Michelle Zernan                              P.O. Box 562
                                             Olney, MD  20830

Marianne Chiccone                            8706 Yellow Bird Court
                                             Laurel, MD  20723

Timothy Cahill                               2092 Yorkshire Road
                                             Birmingham, MI  48009

Lisa Brown                                   3634 Bel Pre Road
                                             Silver Spring, MD  20906

David Fantozzi                               14148 Forest Ridge Drive
                                             North Potomac, MD  20878

Toni Grimsley                                11906 Callow Terrace
                                             Laurel, MD  20708

Barbara Husar                                13708 Modrad Way, #24
                                             Silver Spring, MD  20904

Lloyd Lachow                                 7A Deer Cross Court
                                             Reisterstown, MD  21136

Ronald McDonald Jr.                          2938 Sycamore Street
                                             Alexandria, VA  22305




Susan Feldman           104 Stauffer Road
                        Severna Park, MD  21146

Gary Fields             10136 Sterling Terrace
                        Rockville, MD  20850

Gregory Honshul         303 Rangers Way
                        Leesburg, VA  22075

Frances Brannigan       1206 Broadwood Drive
                        Rockville, MD  20851

Leslie Craig            12491 Hayes Court, #202
                        Fairfax, VA  22033

James Hill              20013 Sweetgum Circle
                        Germantown, MD  20874

Marcia McComb           28801 Greenberry Drive
                        Laytonsville, MD  20882

Patricia Tarabocchia    5834 Wyndham Circle, #202
                        Columbia, MD  21044

Carol Walters           9316 Sombersby Court
                        Laurel, MD  20723